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                                                                    EXHIBIT 99.1


                                                                   PRESS RELEASE

FOR IMMEDIATE RELEASE                 CONTACT:  Chris Maheu
                                                VP Sales & Marketing
                                                PSC Industrial Services
                                                Phone:  (713) 625-7056
                                                E-Mail:  cmaheu@contactpsc.com

        PSC SELLS FIVE PROJECT SERVICES DIVISION BUSINESS GROUPS TO FLUOR

HOUSTON, MARCH 10, 2003 - Philip Services Corporation (PSC) (OTC: PSCD.PK/TSE:
PSC) announced today that it has sold five of the Project Services Division
(PSD) business groups to Fluor Corporation (NYSE: FLR), a leading global provider of engineering, procurement, construction and maintenance services. PSC sold Mechanical & Turnaround Services (ServTech), Electrical & Instrumentation Contracting (SECO), Power Services (excluding the group that provides industrial cleaning and boiler improvement for power plants), Specialty Welding Services
(PECO) and Fabrication Services (also PECO). These business groups operate in more than 100 locations throughout North America, with as many as 5,000 employees.

The sale of these five business groups moves PSC forward in the business strategy adopted in 2002 that integrated its core competencies of industrial cleaning and environmental services into a single operating division, PSC Industrial Services. With the divesture, PSC can focus on its extensive portfolio of industrial cleaning and environmental services that are tailored to the needs of specific industries such as refining, oil and gas, petrochemical, and pulp and paper.

"Responding to our clients' objectives to reduce their costs and to increase their focus on core businesses, PSC is executing a business strategy that leverages our strong industry experience and provides a broad array of safe and cost-effective services delivered by experienced professionals," said Robert L. Knauss, chairman and principal executive officer of PSC. "PSD had sound business groups, but was difficult to fit into our existing infrastructure. We expect the sale to result in a more consistent and predictable cash flow model, improve our operational efficiency and asset management, and strengthen and improve our balance sheet."

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PAGE 2 - PSC SELLS PSD BUSINESS GROUPS TO FLUOR

PSC is retaining Catalyst Services (INCAT) and All Safety, integrating these former PSD business groups into Industrial Services. PSC will continue seeking a buyer for PSD's Refractory Services and Union Mechanical and Turnaround Operations (RMF Delta). Until they are sold PSC will fully support and operate the two groups.

Employees of the five sold business groups will become part of Fluor, effective immediately.

ABOUT FLUOR
Fluor Corporation (NYSE: FLR) provides services on a global basis in the fields of engineering, procurement, construction, operations, maintenance and project management. Headquartered in Aliso Viejo, Calif., Fluor is a Fortune 500 company with revenues of $10 billion in fiscal year 2002. For more information, visit www.fluor.com.

ABOUT PSC
Headquartered in Houston, Texas, Philip Services Corporation (PSC)(OTC:
PSCD.PK/TSE: PSC) is an industrial outsourcing company with two operating divisions: PSC Industrial Services provides industrial cleaning and environmental services; and PSC Metals Services delivers scrap charge optimization, inventory management, remote scrap sourcing, by-products services and industrial scrap removal to major industry sectors throughout North America. With over 6,500 experienced professionals, PSC is geographically positioned to meet the needs of its clients in Mexico, Canada and the United States. For more information about PSC, visit http://www.contactpsc.com/.

FORWARD-LOOKING STATEMENTS:
Certain information contained in this news release is forward-looking and is subject to important risks and uncertainties. The results or events predicted in these statements may differ materially from actual results or events. Factors which could cause results or events to differ from current expectations include, among other things: the impact of price and product competition; litigation risks; environmental and regulatory risks; reliance on key employees; commodity price and credit risks; insurance carrier risk; control by principal stockholders; the limited market for common stock; the effect of common stock available for future sale; limitations on change of control; limitations in credit facilities; the dependence on outsourcing trends; and risks associated with acquisitions and divestitures. For additional information with respect to certain of these and other factors, see the reports filed by the company with the United States Securities and Exchange Commission. Philip Services Corporation disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.


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